8




                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 33-64683; 33-55123; 33-25868; 33-16077;
33-42352; and 33-38251) and to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (File No. 33-44347) of Teradyne, Inc. our report dated September 20, 1995 on our audits of the consolidated financial statements of Megatest Corporation and its subsidiaries as of August 31, 1995 and 1994, and for the years ended August 31, 1995 and 1994, which report is included in this Current Report on Form 8-K.

/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

San Jose, California
December 13, 1995